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                    EXHIBIT 23.2 CONSENT OF CROWE HORWATH LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of PVF Capital Corp. on Form S-8 of our reports dated September 15, 2008 on the consolidated financial statements and effectiveness of internal control over financial reporting of PVF Capital Corp., which reports appear in the Annual Report on Form 10-K of PVF Capital Corp. for the year ended June 30, 2008.


                                        /s/ Crowe Horwath LLP

                                        Crowe Horwath LLP


Cleveland, Ohio
March 2, 2009